Exhibit 4.3

CROWN RESOURCES CORPORATION

AND

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

AS TRUSTEE

10% Convertible Subordinated Promissory Notes due 2006, Series B

INDENTURE

Dated as of February 12, 2003

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS *

Section 1.1 Definitions. *

"Affiliate" *

"Agent" *

"Bankruptcy Law" *

"Board of Directors" *

"Commission" *

"Common Stock" *

"Company" *

"Convertible Subordinated Notes" *

"Conversion Price" *

"Corporate Trust Office" *

"Default" *

"Designated Senior Debt" *

"Exchange Act" *

"GAAP" *

"Holder" *

"Indebtedness" *

"Indenture" *

"Interest Payment Date" *

"Issue Date" *

"Material Subsidiary" *

"Maturity Date" *

"Officer" *

"Officers' Certificate" *

"Opinion of Counsel" *

"Person" *

"Redemption Date" *

"Redemption Price" *

"Regular Record Date" *

"Senior Debt" *

"Senior Lenders" *

"Senior Notes" *

"Subsidiary" *

"Securities Act" *

"TIA" *

"Trustee" *

"Trust Officer" *

"U.S. Government Obligations" *

Section 1.2 Other Definitions. *

Section 1.3 Incorporation by Reference of Trust Indenture Act *

Section 1.4 Rules of Construction *

ARTICLE II THE CONVERTIBLE SUBORDINATED NOTES *

Section 2.1 Form and Dating *

Section 2.2 Execution and Authentication *

Section 2.3 Registrar, Paying Agent and Conversion Agent *

Section 2.4 Paying Agent to Hold Money in Trust *

Section 2.5 Holder Lists *

Section 2.6 Transfer and Exchange *

Section 2.7 Replacement Convertible Subordinated Notes *

Section 2.8 Outstanding Convertible Subordinated Notes *

Section 2.9 When Treasury Convertible Subordinated Notes Disregarded *

Section 2.10 Cancellation *

ARTICLE III REDEMPTION *

Section 3.1 Notices to Trustee *

Section 3.2 Selection of Convertible Subordinated Notes to be Redeemed *

Section 3.3 Notice of Redemption *

Section 3.4 Effect of Notice of Redemption *

Section 3.5 Deposit of Redemption Price *

Section 3.6 Convertible Subordinated Notes Redeemed in Part *

Section 3.7 Conversion Arrangement On Call For Redemption *

Section 3.8 No Redemption Prior to Repayment of Senior Debt. *

ARTICLE IV COVENANTS *

Section 4.1 Payment of Convertible Subordinated Notes *

Section 4.2 Commission Reports *

Section 4.3 Compliance Certificate *

Section 4.4 Maintenance of Office or Agency *

Section 4.5 Continued Existence *

Section 4.6 Appointments to Fill Vacancies in Trustee's Office *

Section 4.7 Stay, Extension and Usury Laws *

ARTICLE V SUCCESSORS *

Section 5.1 When the Company May Merge, Etc *

Section 5.2 Successor Corporation Substituted *

ARTICLE VI DEFAULTS AND REMEDIES *

Section 6.1 Events of Default *

Section 6.2 Acceleration *

Section 6.3 Other Remedies *

Section 6.4 Waiver of Past Defaults *

Section 6.5 Control by Majority *

Section 6.6 Limitation on Suits *

Section 6.7 Rights of Holders to Receive Payment *

Section 6.8 Collection Suit by Trustee *

Section 6.9 Trustee May File Proofs of Claim *

Section 6.10 Priorities *

Section 6.11 Undertaking for Costs *

ARTICLE VII THE TRUSTEE *

Section 7.1 Duties of the Trustee. *

Section 7.2 Rights of the Trustee. *

Section 7.3 Individual Rights of the Trustee *

Section 7.4 Trustee's Disclaimer *

Section 7.5 Notice of Defaults *

Section 7.6 Reports by the Trustee to Holders *

Section 7.7 Compensation and Indemnity *

Section 7.8 Replacement of the Trustee *

Section 7.9 Successor Trustee by Merger, Etc *

Section 7.10 Eligibility, Disqualification *

Section 7.11 Preferential Collection of Claims Against Company *

ARTICLE VIII SATISFACTION AND DISCHARGE OF INDENTURE *

Section 8.1 Discharge of Indenture *

Section 8.2 Deposited Monies to be Held in Trust by Trustee *

Section 8.3 Paying Agent to Repay Monies Held *

Section 8.4 Return of Unclaimed Monies *

Section 8.5 Reinstatement *

ARTICLE IX AMENDMENTS *

Section 9.1 Without the Consent of Holders *

Section 9.2 With the Consent of Holders *

Section 9.3 Revocation and Effect of Consents *

Section 9.4 Notation On Or Exchange Of Convertible Subordinated Notes *

Section 9.5 Trustee Protected *

ARTICLE X GENERAL PROVISIONS *

Section 10.1 Notices *

Section 10.2 Communication by Holders With Other Holders *

Section 10.3 Certificate and Opinion as to Conditions Precedent *

Section 10.4 Statements Required in Certificate or Opinion *

Section 10.5 Rules by Trustee and Agents *

Section 10.6 Legal Holidays *

Section 10.7 No Recourse Against Others *

Section 10.8 Counterparts *

Section 10.9 Other Provisions *

Section 10.10 Governing Law *

Section 10.11 No Adverse Interpretation of Other Agreements *

Section 10.12 Successors *

Section 10.13 Severability *

Section 10.14 Table of Contents, Headings, Etc *

ARTICLE XI SUBORDINATION *

Section 11.1 Agreement to Subordinate *

Section 11.2 Liquidation; Dissolution; Bankruptcy. *

Section 11.3 Default on Senior Debt and/or Designated Senior Debt. *

Section 11.4 Acceleration of Convertible Subordinated Notes *

Section 11.5 When Distribution Must Be Paid Over *

Section 11.6 Notice by Company *

Section 11.7 Subrogation *

Section 11.8 Relative Rights *

Section 11.9 Subordination May Not Be Impaired By Company *

Section 11.10 Distribution or Notice to Representative *

Section 11.11 Rights of Trustee and Paying Agent *

Section 11.12 Authorization to Effect Subordination *

Section 11.13 Article Applicable to Paying Agents *

Section 11.14 Senior Debt Entitled to Rely *

ARTICLE XII CONVERSION OF CONVERTIBLE SUBORDINATED NOTES *

Section 12.1 Right to Convert; Mandatory Conversion. *

Section 12.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends *

Section 12.3 Cash Payments in Lieu of Fractional Shares *

Section 12.4 Conversion Price *

Section 12.5 Adjustment of Conversion Price *

Section 12.6 Taxes on Shares Issued *

Section 12.7 Reservation of Shares *

Section 12.8 Responsibility of Trustee *

Section 12.9 Notice to Holders Prior to Certain Actions *

THIS INDENTURE, dated as of February 12, 2003 is between Crown Resources Corporation, a Washington corporation, (the "Company") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The Company has duly authorized the creation of its 10% Convertible Subordinated Notes due 2006, Series B (the "Convertible Subordinated Notes") and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders from time to time.

  DEFINITIONS

    Definitions.

    "Affiliate"

    means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "Agent"

    means any Registrar, Paying Agent, Conversion Agent or coregistrar.

    "Bankruptcy Law"

    means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

    "Board of Directors"

    means the Board of Directors of the Company or any authorized committee of the Board of Directors acting pursuant to authority validly conferred on it in connection with a matter arising under this Indenture.

    "Commission"

    means the Securities and Exchange Commission.

    "Common Stock"

    means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.5, however, shares issuable on conversion of Convertible Subordinated Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

    "Company"

    means the party named as such above until a successor replaces it in accordance with Article V and thereafter means the successor.

    "Convertible Subordinated Notes"

    means the 10% Convertible Subordinated Notes due 2006, Series B issued under this Indenture.

    "Conversion Price"

    means the initial conversion price specified in the form of Note in Section 5 of such form, as adjusted in accordance with the provisions of Article XII.

    "Corporate Trust Office"

    means the corporate trust office of the Trustee at which at any particular time its corporate business shall principally be administered; as of the date hereof, the office of the Corporate Trust Office is located at Sixth & Marquette; N9303-120, Minneapolis, Minnesota 55479.

    "Default"

    means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Debt"

    means any particular Senior Debt with respect to which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Debt" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.) For the purposes of this Indenture, the Senior Notes shall be considered Designated Senior Debt.

    "Exchange Act"

    means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "GAAP"

    means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

    "Holder"

    means a holder of Convertible Subordinated Notes.

    "Indebtedness"

    means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

    "Indenture"

    means this Indenture as amended or supplemented from time to time.

    "Interest Payment Date"

    means January 15, April 15, July 15 and October 15 of each year.

    "Issue Date"

    means the date on which the Convertible Subordinated Notes are originally issued under this Indenture.

    "Material Subsidiary"

    means, at any date of determination, any subsidiary of the Company that, together with its subsidiaries, as of the end of such fiscal year, was the owner of more than 25% of the consolidated assets of the Company, after eliminating any inter-company receivables of such subsidiary, all as set forth on the most recently available consolidated financial statements of the Company and its consolidated subsidiaries for such fiscal year prepared in conformity with GAAP.

    "Maturity Date"

    means October 19, 2006.

    "Officer"

    means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, any other executive officer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

    "Officers' Certificate"

    means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

    "Opinion of Counsel"

    means a written opinion from legal counsel who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

    "Person"

    means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

    "Redemption Date"

    when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to Article III of this Indenture and the Convertible Subordinated Notes.

    "Redemption Price"

    when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the principal of and accrued and unpaid interest on the Convertible Subordinated Notes as calculated as of the Redemption Date.

    "Regular Record Date"

    means the January 1, April 1, July 1, and October 1 immediately preceding each Interest Payment Date.

    "Senior Debt"

    means the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (v) Indebtedness evidenced by the Convertible Subordinated Notes, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) Indebtedness of the Company to any subsidiary of the Company except to the extent such Indebtedness is of a type described in clause (ii) of the definition of Indebtedness, (y) trade payables of the Company (other than, to the extent they may otherwise constitute trade payables, any obligations of the type described in clause (ii) of the definition of Indebtedness), and (z) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Convertible Subordinated Notes.

    "Senior Lenders"

    means the original purchasers from the Company of the Senior Notes and, as the context may require, permitted transferees of such purchasers.

    "Senior Notes"

    means those certain 10% Secured Convertible Promissory Notes issued by the Company, with a total original principal amount of three million six hundred thousancd dollars ($3,600,000) pursuant to the terms of that certain Convertible Note Purchase Agreement among the Company, Crown Resources Corp. of Colorado and the lenders named in the Subscription Agreements entered into in connection with the Convertible Note Purchase Agreement.

    "Subsidiary"

    means with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partners of which are such person or of one or more subsidiaries of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

    "Securities Act"

    means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "TIA"

    means the Trust Indenture Act of 1939 as in effect on the date of execution of this Indenture.

    "Trustee"

    means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

    "Trust Officer"

    means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporation trust matters.

    "U.S. Government Obligations"

    means direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Convertible Subordinated Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

    Other Definitions.

    Term Defined in Section

    "Actual Knowledge" 7.2

    "Average Price" 12.5

    "Bankruptcy" 6.1

    "Bankruptcy Code" 6.1

    "Business Day" 10.6

    "Current Market Price" 12.5

    "Common Stock Equivalent" 12.5

    "Conversion Agent" 2.3

    "Convertible Security" 12.5

    "Custodian". 6.1

    "Employee Benefit Plan" 12.5

    "Event of Default" 6.1

    "Fair Market Value" 12.5

    "Legal Holiday" 10.6

    "Market Price" 12.5

    "New CSE Conversion Price 12.5

    "New Stock Issue Price" 12.5

    "Paying Agent" 2.3

    "Permitted Bankruptcy" 6.1

    "Price" 12.5

    "Record Date" 12.5

    "Registrar" 2.3

    "Trading Day" 3.3

    Incorporation by Reference of Trust Indenture Act

    . The parties recognize and agree that the TIA is not applicable to this Indenture or the Convertible Subordinated Notes. However, whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture as a matter of the contractual agreement of the parties evidenced by this Indenture and the Convertible Subordinated Notes.

    All terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

    Rules of Construction

  . Unless the context otherwise requires:

  (1) a term has the meaning assigned to it;

  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

  (3) "or" is not exclusive;

  (4) words in the singular include the plural, and in the plural include the singular; and

  (5) the male, female and neuter genders include one another.

  THE CONVERTIBLE SUBORDINATED NOTES

    Form and Dating

    . The Convertible Subordinated Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in Exhibit A, which is part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Convertible Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Convertible Subordinated Notes and any notation, legend or endorsement on them. Each Convertible Subordinated Note shall be dated the date of its authentication.

    The terms and provisions contained in the Convertible Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

    Execution and Authentication

    . Two Officers shall sign the Convertible Subordinated Notes for the Company by manual or facsimile signature.

    If an Officer whose signature is on a Convertible Subordinated Note no longer holds that office at the time the Convertible Subordinated Note is authenticated, the Convertible Subordinated Note shall nevertheless be valid.

    A Convertible Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Subordinated Note has been authenticated under this Indenture.

    Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Convertible Subordinated Notes for original issue up to an aggregate principal amount of $3,000,000. The aggregate principal amount of Convertible Subordinated Notes outstanding at any time may not exceed that amount except as provided in Sections 2.7.

    The Convertible Subordinated Notes shall be issuable only in registered form, without coupons, and only in denominations of $1 or any integral multiple thereof; provided however, that the minimum denomination shall be $1,000.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Subordinated Notes. An authenticating agent may authenticate Convertible Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

    Registrar, Paying Agent and Conversion Agent

    . The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Convertible Subordinated Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Convertible Subordinated Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company in respect of Convertible Subordinated Notes and this Indenture may be served by the Holders. The Registrar shall keep a register of the Convertible Subordinated Notes and of their transfer and exchange. The Company may appoint one or more coregistrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or coregistrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or coregistrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or coregistrar, except that for purposes of Articles III and VIII and Section 4.6, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

    Paying Agent to Hold Money in Trust

    . The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the paying Agent will hold in trust for the benefit of Holders or the Trustee all money or other property held by the Paying Agent for the payment of principal or interest on the Convertible Subordinated Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to deliver all money or other property held by it to the Trustee. The Company at any time may require a Paying Agent to deliver all money or other property held by it to the Trustee. Upon delivery to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money or other property so delivered. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund, or otherwise separately hold for the benefit of the Holders all money or other property held by it as Paying Agent.

    Holder Lists

    . The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder) a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

    Transfer and Exchange

    . When Convertible Subordinated Notes are presented to the Registrar or a coregistrar with a request to register a transfer or to exchange them for an equal principal amount of Convertible Subordinated Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Convertible Subordinated Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable by the Company upon exchanges pursuant to Sections 2.10, 3.6, 9.4 or 12.2.

    The Company shall not be required (i) to issue, register the transfer of or exchange Convertible Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Convertible Subordinated Notes for redemption under Section 3.2 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Convertible Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Subordinated Note being redeemed in part.

    All Convertible Subordinated Notes issued upon any transfer or exchange of Convertible Subordinated Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Convertible Subordinated Notes surrendered upon such registration of transfer or exchange.

    With respect to any offer, sale or other disposition of Convertible Subordinated Notes or securities obtained on conversion thereof, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may offer, sell or otherwise dispose of such Convertible Subordinated Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 2.6 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify such Holder promptly after such determination has been made. Each Convertible Subordinated Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

    Replacement Convertible Subordinated Notes

    . If the Holder claims that the Convertible Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Subordinated Note if the Trustee's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Convertible Subordinated Note, the Holder must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Subordinated Note is replaced. The Company and the Trustee may charge the relevant Holder for their expenses in replacing any Convertible Subordinated Note.

    The Trustee or any authenticating agent may authenticate any such substituted Convertible Subordinated Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Subordinated Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Subordinated Note which has matured or is about to mature, or has been called for redemption pursuant to Article III or is about to be converted into Common Stock shall become mutilated, lost or stolen, the Company may, instead of issuing a substitute Convertible Subordinated Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Subordinated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Convertible Subordinated Note and of the ownership thereof.

    Every replacement Convertible Subordinated Note is an additional obligation of the Company.

    Outstanding Convertible Subordinated Notes

    . The Convertible Subordinated Notes outstanding at any time are all the Convertible Subordinated Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

    If a Convertible Subordinated Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Subordinated Note is held by a bona fide purchaser.

    If Convertible Subordinated Notes are considered paid under Section 4.1 or converted under Article XII, they cease to be outstanding and interest on them ceases to accrue.

    Subject to Section 2.9 hereof, a Convertible Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Subordinated Note.

    When Treasury Convertible Subordinated Notes Disregarded

    . In determining whether the Holders of the required principal amount of Convertible Subordinated Notes have concurred in any direction, waiver or consent, Convertible Subordinated Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Subordinated Notes which the Trustee knows are so owned shall be so disregarded.

    Cancellation

  . The Company at any time may deliver Convertible Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Convertible Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption or cancellation and shall dispose of cancelled Convertible Subordinated Notes as the Company directs, provided that the Trustee shall not be required to destroy such Convertible Subordinated Notes. The Company may not issue new Convertible Subordinated Notes to replace Convertible Subordinated Notes that the Company has paid, or that have been delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII hereof or that the Company has redeemed pursuant to Article III.

  REDEMPTION

    Notices to Trustee

    . If the Company elects to redeem Convertible Subordinated Notes pursuant to the redemption provisions of the Convertible Subordinated Notes, it shall furnish to the Trustee, at least 35 but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Redemption Date, (ii) the principal amount of Convertible Subordinated Notes to be redeemed (if less than all) and (iii) the Redemption Price.

    Selection of Convertible Subordinated Notes to be Redeemed

    . If less than all the Convertible Subordinated Notes are to be redeemed, the Trustee shall select the Convertible Subordinated Notes to be redeemed by lot or pro rata or by a method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 15 days before the Redemption Date from Convertible Subordinated Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Convertible Subordinated Notes in denominations authorized under Section 2.2. Provisions of this Indenture that apply to Convertible Subordinated Notes called for redemption also apply to portions of Convertible Subordinated Notes called for redemption. The Trustee shall notify the Company promptly of the Convertible Subordinated Notes or portions of Convertible Subordinated Notes to be called for redemption.

    Notice of Redemption

    . At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption to each Holder whose Convertible Subordinated Notes are to be redeemed.

    The notice shall identify the Convertible Subordinated Notes to be redeemed and shall state:

    (1) the Redemption Date;

    (2) the Redemption Price;

    (3) if any Convertible Subordinated Note is being redeemed in part, the portion of the principal amount of such Convertible Subordinated Note to be redeemed and that, after the Redemption Date, upon surrender of such Convertible Subordinated Note, a new Convertible Subordinated Note or Convertible Subordinated Notes in principal amount equal to the unredeemed portion will be issued;

    (4) that Convertible Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

    (5) that interest on Convertible Subordinated Notes called for redemption and for which funds or Common Stock have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price);

    (6) the aggregate principal amount of Convertible Subordinated Notes (if less than all) that are being redeemed;

    (7) the name and address of the Paying Agent;

    (8) that Convertible Subordinated Notes called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost. As used in this indenture, "Trading Day" means a day on which the Common Stock can be traded on the principal exchange or quotation facility on which the Common Stock is listed or on which quotes are furnished; and

    (9) that in the case of Convertible Subordinated Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Convertible Subordinated Note is registered at the close of business on the relevant Regular Record Date.

    At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

    Effect of Notice of Redemption

    . Once notice of redemption is mailed, Convertible Subordinated Notes called for redemption become due and payable on the Redemption Date at the Redemption Price.

    Deposit of Redemption Price

    . On or before the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds and/or Common Stock sufficient to pay the Redemption Price of all Convertible Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

    On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price, interest will cease to accrue on the principal amount of the Convertible Subordinated Notes or portions thereof called for redemption and for which funds have been set apart for payment. In the case of Convertible Subordinated Notes or portions thereof redeemed on a redemption date which is also an Interest Payment Date, the interest payment due on such date shall be paid to the person in whose name the Convertible Subordinated Note is registered at the close of business on the relevant Regular Record Date.

    Convertible Subordinated Notes Redeemed in Part

    . Upon surrender of a Convertible Subordinated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Convertible Subordinated Note equal in principal amount to the unredeemed portion of the Convertible Subordinated Note surrendered.

    Conversion Arrangement On Call For Redemption

    . In connection with any redemption of Convertible Subordinated Notes, the Company may arrange for the purchase and conversion of any Convertible Subordinated Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Convertible Subordinated Notes by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Convertible Subordinated Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Convertible Subordinated Notes, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Convertible Subordinated Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Convertible Subordinated Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Convertible Subordinated Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Convertible Subordinated Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in conversion of any Convertible Subordinated Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

    No Redemption Prior to Repayment of Senior Debt.

  Notwithstanding the foregoing or anything in this Indenture to the contrary, so long as any Senior Debt shall be outstanding, the Company shall have the right to redeem any Convertible Subordinated Notes, or to otherwise prepay any principal thereof or interest thereon only with the approval of the Company's Board of Directors.

  COVENANTS

    Payment of Convertible Subordinated Notes

    . The Company shall pay the principal of and interest on the Convertible Subordinated Notes on the date and in the manner provided in the Convertible Subordinated Notes. All payments so due shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 10:00 a.m. New York City time on that date immediately available funds designated for and sufficient to pay all such payments. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Convertible Subordinated Notes may be made or served at the Corporate Trust Office of the Trustee.

    The Company may also from time to time designate one or more other offices or agencies where the Convertible Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

    Commission Reports

    . The Company shall provide reports as specified in Section 314(a) of the TIA.

    Compliance Certificate

    . The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Convertible Subordinated Notes are prohibited.

    The Company shall, so long as any of the Convertible Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

    Maintenance of Office or Agency

    . The Company shall maintain or cause to be maintained the office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in this Indenture.

    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency pursuant to Section 2.3 The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    Continued Existence

    . Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

    Appointments to Fill Vacancies in Trustee's Office

    . The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

    Stay, Extension and Usury Laws

    . The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Convertible Subordinated Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law insofar as such law applies to the Convertible Subordinated Notes, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

    Limitation on Senior Debt

  While any Convertible Subordinated Notes remain outstanding, the aggregate principal amount of all Senior Debt of the Company incurred after the date of this Indenture shall not at any time exceed $3,000,000

  SUCCESSORS

    When the Company May Merge, Etc

    . Unless funds for the redemption of all of the Convertible Subordinated Notes have been deposited with the Trustee or with the Paying Agent as provided in Section 3.5 of this Indenture, the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person as an entirety or substantially as an entirety unless:

    (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the person (if other than the Company) formed by or surviving any such consolidation or into which the Company is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and interest on, all of the Convertible Subordinated Notes and the performance of every covenant of the Convertible Subordinated Notes and this Indenture on the part of the Company to be performed or observed;

    (b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

    For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    Successor Corporation Substituted

  . Upon any such consolidation, merger, sale, assignment or other disposition in accordance with Section 5.1, the successor person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, lease or transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Subordinated Notes.

  DEFAULTS AND REMEDIES

    Events of Default

    . An "Event of Default" with respect to the Convertible Subordinated Notes occurs if any of the following events occur:

    (i) The Company defaults in the payment of principal or interest due on the Convertible Subordinated Notes and such default continues for ten (10) or more Business Days following the due date for such payment;

    (ii) The Company or any Material Subsidiary institutes proceedings to be adjudicated as bankrupt or insolvent; the institution of involuntary bankruptcy or insolvency proceedings against he Company or any Material Subsidiary if such proceedings are not dismissed within 60 days of commencement; files a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws or any other similar federal or state law; consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust or similar instrument) for any part of its property; or makes an assignment for the benefit of its creditors (collectively, a "Bankruptcy"); excluding, however, any Bankruptcy commenced by the filing of a voluntary petition in bankruptcy by the Company or any Material Subsidiary pursuant to 11 U.S.C. sub section 101 et seq. (the "Bankruptcy Code"), Chapter 11, before March 31, 2002 ( a "Permitted Bankruptcy");

    (iii) In any Permitted Bankruptcy or any other bankruptcy proceeding respecting the Company or any Material Subsidiary:

    (a) A bankruptcy court enters an order dismissing the Bankruptcy or converting the Bankruptcy from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code;

    (b) A bankruptcy court shall enter an order or orders confirming a bankruptcy plan of reorganization in the Bankruptcy other than a bankruptcy plan approved by the Holders of a majority of the Convertible Subordinated Notes;

    (c) A bankruptcy court enters an order granting relief from or modifying the automatic stay of sub section 362 of the Bankruptcy Code with respect to any obligation or liability of the Company in excess of $50,000;

    (d) An adversary proceeding is filed against the Holders;

    (e) The reversal, revocation, amendment, supplementation or any modification of an order confirming a plan of reorganization if the new or revised plan is not approved by a majority of the Holders; or

    (f) appointment of a Bankruptcy trustee to administer the bankruptcy estate;

    (iv) Any representation or warranty made by Company in this Indenture proves to be incorrect or misleading in any material respect when made;

    (v) The Company fails, for more than 30 days following notice of such failure, to perform or observe any material agreement or covenant contained in this Indenture or the Convertible Subordinated Notes;

    (vi) Failure by the Company or any Material Subsidiary to maintain commercially reasonable liability insurance consistent with industry practice.

    Acceleration

    . If an Event of Default occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Convertible Subordinated Notes to be due and payable. Upon such declaration such principal amount and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Subordinated Notes to the contrary.

    The Holders of a majority in aggregate principal amount of the then outstanding Convertible Subordinated Notes by notice to the Trustee may rescind an acceleration of the Convertible Subordinated Notes and its consequences if all existing Events of Default (other than nonpayment of principal of or interest on the Convertible Subordinated Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

    Other Remedies

    . If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Convertible Subordinated Notes or to enforce the performance of any provision of the Convertible Subordinated Notes or this Indenture, including, without limitation, any action that the Trustee is entitled to take pursuant to Section 11.2 of this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

    Waiver of Past Defaults

    . The Holders of a majority in aggregate principal amount of the Convertible Subordinated Notes then outstanding may, on behalf of the Holders of all the Convertible Subordinated Notes waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest on the Convertible Subordinated Notes (other than the non payment of principal of and interest on the Convertible Subordinated Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders. When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

    Control by Majority

    . The Holders of a majority in aggregate principal amount of the then outstanding Convertible Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided, that the Trustee shall have no duty or obligation (subject to Section 7.1) to ascertain whether or not such actions of forbearances are unduly prejudicial to such Holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

    Limitation on Suits

    . A Holder may not pursue any remedy with respect to this Indenture or the Convertible Subordinated Notes unless:

    (1) the Holder gives to the Trustee notice of a continuing Event of Default;

    (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Convertible Subordinated Notes make a request to the Trustee to pursue the remedy;

    (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

    (5) during such 60 day period the Holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes do not give the Trustee a direction inconsistent with the request.

    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

    Rights of Holders to Receive Payment

    . Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Convertible Subordinated Note, on or after the respective due dates expressed in the Convertible Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Subordinated Note shall not be impaired or affected without the consent of a Holder.

    Collection Suit by Trustee

    . If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Convertible Subordinated Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

    Trustee May File Proofs of Claim

    . The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

    Priorities

    . If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

    First: to the Trustee for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

    Second: to Holders for amounts due and unpaid on the Convertible Subordinated Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Subordinated Notes for principal and interest, respectively; and

    Third: to the Company.

    Except as otherwise provided in Section 2.10, the Trustee may fix a record date and payment date for any payment to Holders.

    Undertaking for Costs

  . In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Convertible Subordinated Notes.

  THE TRUSTEE

  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

    Duties of the Trustee.

    (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b) Except during the continuance of an Event of Default known to the Trustee:

    (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

    (1) This paragraph does not limit the effect of paragraph (b) of this Section;

    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

    (d) whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

    Rights of the Trustee.

    (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

    (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

    (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers.

    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

    (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

    (g) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or discretion of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

    (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Convertible Subordinated Notes then outstanding, provided that if the Trustee determines in its sole and absolute discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

    (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

    (j) Except for an event of which the Trustee has "Actual Knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of an default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Convertible Subordinated Notes then outstanding; as used herein, the term "Actual Knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

    (k) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required.

    Individual Rights of the Trustee

    . Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Subordinated Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

    Trustee's Disclaimer

    . The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Subordinated Notes. It shall not be accountable for the Company's use of the proceeds from the Convertible Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Subordinated Notes or any other document in connection with the sale of the Convertible Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

    Notice of Defaults

    . If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Convertible Subordinated Notes. Except in the case of a Default or Event of Default in payment of principal of or interest on any Convertible Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

    Reports by the Trustee to Holders

    . Within 60 days after the reporting date stated in Section 10.9, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), provided, however, that, if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313 (b)(2). The Trustee shall transmit any such reports in the manner specified in TIA Section 313(c).

    A copy of each report at the time of its mailing to Holders shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Convertible Subordinated Notes are listed. The Company shall timely notify the Trustee when the Convertible Subordinated Notes are listed or quoted on any stock exchange or securities market.

    Compensation and Indemnity

    . The Company shall pay to the Trustee from time to time and the Trustee shall be entitled to reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

    The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

    The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

    To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Convertible Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on Convertible Subordinated Notes. Such Liens and the Company's obligations under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6(1)(ii) or (iii) of this Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

    Replacement of the Trustee

    . A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

    The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

    (1) the Trustee fails to comply with Section 7.10;

    (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

    (3) a Custodian or public officer takes charge of the Trustee or its property; or

    (4) the Trustee becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Convertible Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

    Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

    Successor Trustee by Merger, Etc

    . If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

    Eligibility, Disqualification

    . This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.9. The Trustee is subject to the standards set forth in TIA Section 310 (b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

    Preferential Collection of Claims Against Company

  . The Trustee shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall comply with the provisions of TIA Section 311(a) to the extent indicated therein.

  SATISFACTION AND DISCHARGE OF INDENTURE

    Discharge of Indenture

    . When (a) the Company delivers to the Trustee for cancellation all Convertible Subordinated Notes theretofore authenticated (other than any other Convertible Subordinated Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Subordinated Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Convertible Subordinated Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee, in trust, cash and/or U.S. Government Obligations sufficient to pay at maturity or upon redemption of all of the Convertible Subordinated Notes (other than any Convertible Subordinated Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Subordinated Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or Redemption Date, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Convertible Subordinated Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest on, the Convertible Subordinated Notes (iii) the obligations under Sections 2.3 and 8.5 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.4 and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Subordinated Notes.

    Deposited Monies to be Held in Trust by Trustee

    . Subject to Section 8.4, all monies deposited with the Trustee pursuant to Section 8.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XI, either directly or through the Paying Agent, to the Holders of the particular Convertible Subordinated Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

    Paying Agent to Repay Monies Held

    . Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

    Return of Unclaimed Monies

    . Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Convertible Subordinated Notes and not applied but remaining unclaimed by the Holders thereof for two years after the date upon which the principal of or interest on such Convertible Subordinated Notes as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Convertible Subordinated Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

    Reinstatement

  . If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Convertible Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of interest on or principal of any Convertible Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

  AMENDMENTS

    Without the Consent of Holders

    . The Company and the Trustee may amend this Indenture or the Convertible Subordinated Notes without notice to or the consent of any Holder for the purposes of:

    (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture, or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the legal rights under the Indenture of the Holders.

    (b) providing for uncertificated Convertible Subordinated Notes in addition to or in place of certificated Convertible Subordinated Notes;

    (c) evidencing the succession of another person to the Company and the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Subordinated Notes as permitted by Section 5.1;

    (d) providing for conversion rights of Holders in the event of consolidation, merger or sale of all or substantially all of the assets of the Company and to otherwise comply with Section 5.1;

    (e) reducing the Conversion Price;

    (f) making any changes or adding to the covenants of the Company for the benefit of the Holders;

    (g) evidencing and providing for the acceptance of appointment here-under by a successor Trustee with respect to the Convertible Subordinated Notes.

    With the Consent of Holders

    . Subject to Section 6.7, the Company and the Trustee may amend this Indenture or the Convertible Subordinated Notes with the written consent of the Holders of 66 2/3% in aggregate principal amount of the then outstanding Convertible Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Subordinated Notes).

    Subject to Sections 6.4 and 6.7, the Holders of 66 2/3% in aggregate principal amount of the Convertible Subordinated Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Subordinated Notes.

    However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

    (a) reduce the principal amount of Convertible Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

    (b) reduce the principal of or interest on or change the fixed maturity of any Convertible Subordinated Note or except as permitted pursuant to Section 9.1, alter the redemption provisions with respect thereto;

    (c) reduce the rate of, or extend the time for payment of, interest, including defaulted interest, on any Convertible Subordinated Note;

    (d) waive a Default or Event of Default in the payment of principal of or interest on the Convertible Subordinated Notes (except a rescission of acceleration of the Convertible Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Convertible Subordinated Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

    (e) make the principal of or interest on, any Convertible Subordinated Note payable in money other than as provided for herein and in the Convertible Subordinated Notes;

    (f) waive a redemption payment with respect to any Convertible Subordinated Note;

    (g) except as permitted herein, increase the Conversion Price or except as permitted pursuant to Section 9.1, modify the provisions contained herein relating to conversion of the Convertible Subordinated Notes in a manner adverse to the Holders thereof; or

    (h) make any change in provisions relating to waivers of defaults, or the rights of Holders to receive payments of principal of or interest on the Convertible Subordinated Notes or the abilities of Holders to enforce their rights hereunder or the provisions of clauses (a) through (h) of this Section 9.2.

    To secure a consent of the Holders under this Section, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

    After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

    Revocation and Effect of Consents

    . Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Convertible Subordinated Note that evidences the same debt as the consenting Holder's Convertible Subordinated Note, even if notation of the consent is not made on any Convertible Subordinated Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Convertible Subordinated Note or portion of a Convertible Subordinated Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Convertible Subordinated Notes have consented to the amendment or waiver.

    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Convertible Subordinated Notes required here under for such amendment or waiver to be effective shall have also been given and not revoked within such 90 day period.

    After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in clauses (a)-(h) of Section 9.2. In such case, the amendment or waiver shall bind each Holder who has consented to it.

    Notation On Or Exchange Of Convertible Subordinated Notes

    . Convertible Subordinated Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Subordinated Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Convertible Subordinated Notes.

    Trustee Protected

  . The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

  GENERAL PROVISIONS

    Notices

    . Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail, with postage prepaid (registered or certified, return receipt requested), facsimile or overnight air couriers guaranteeing next day delivery, to the other's address stated in Section 10.9. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

    Any notice or communication to a Holder shall be mailed by first class mail, with postage prepaid, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

    If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

    If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

    All other notices or communications shall be in writing.

    Communication by Holders With Other Holders

    . Holders may communicate as provided in TIA Section 312(b) respect to their rights under this Indenture or the Convertible Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection set forth in TIA Section 312(c).

    Certificate and Opinion as to Conditions Precedent

    . Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

    (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

    (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

    Statements Required in Certificate or Opinion

    . Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314 (a)(4)) shall include:

    (1) a statement that the person making such certificate or opinion has read such covenant or condition;

    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

    (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

    Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous.

    Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

    Rules by Trustee and Agents

    . The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

    Legal Holidays

    . A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York , the City of Denver, Colorado, or the city in which the Corporate Trust Office is located are not required to be open, and a "Business Day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a Redemption Date, is a Legal Holiday, then such date shall be the next succeeding Business Day.

    No Recourse Against Others

    . No director, officer, employee or stockholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Convertible Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Convertible Subordinated Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Subordinated Notes. Each of such directors, officers, employees and stockholders is a third party beneficiary of this Section 10.7.

    Counterparts

    . This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Other Provisions

    . The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent and as Conversion Agent

    The reporting date for Section 7.6 is October 15 of each year. The first reporting date is the first October 15 following the issuance of Convertible Subordinated Notes hereunder.

    The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

    The Company's address is: Crown Resources Corporation, 4251 Kimpling Street, Suite 390, Wheat Ridge, CO 80033, Attention: Chief Financial Officer, Facsimile: (303) 534-1809 Telephone: (303) 534-1030.

    The Trustee's address is:Sixth & Marquette; N9303-120, Minneapolis, MN 55479, Attention: Corporate Trust Services , Facsimile: (612) 667-9825, Telephone: (612) 316-1445 .

    Governing Law

    . The internal laws of the State of New York shall govern this Indenture and the Convertible Subordinated Notes, without regard to the conflict of laws provisions thereof.

    No Adverse Interpretation of Other Agreements

    . This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

    Successors

    . All agreements of the Company in this Indenture and the Convertible Subordinated Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

    Severability

    . In case any provision in this Indenture or in the Convertible Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    Table of Contents, Headings, Etc

  . The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

  SUBORDINATION

    Agreement to Subordinate

    The Company agrees, and each holder of Convertible Subordinated Notes by accepting a Convertible Subordinated Note agrees, that the indebtedness evidenced by the Convertible Subordinated Note is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

    Liquidation; Dissolution; Bankruptcy.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

    (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Debt before holders of Convertible Subordinated Notes shall be entitled to receive any payment with respect to the Convertible Subordinated Notes (except that the holders of Convertible Subordinated Notes may receive securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt; and

    (2) until all Senior Debt is paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Debt, any distribution to which holders of Convertible Subordinated Notes would be entitled but for this Article 11 shall be made to holders of Senior Debt (except that holders of Convertible Subordinated Notes may receive securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt), as their interests may appear.

    Default on Senior Debt and/or Designated Senior Debt.

    The Company may not make any payment or distribution to the Trustee or any holder of Convertible Subordinated Notes in respect of Obligations with respect to the Convertible Subordinated Notes and may not acquire from the Trustee or any holder of Convertible Subordinated Notes any Convertible Subordinated Notes (other than, in each case, (i) securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Section 8.1 hereof) until all Senior Debt has been paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of Senior Debt if:

    (i) a default in the payment of any principal of, premium, if any, interest, rent or other Obligations in respect of Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

    (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a person who may give it pursuant to Section 11.11 hereof.

    If the Trustee receives any Payment Blockage Notice pursuant to Section 11.3 (ii) hereof, no subsequent Payment Blockage Notice shall be effective for purposes of such Section unless and until (i) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Convertible Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    The Company may and shall resume payments on and distributions in respect of the Convertible Subordinated Notes and may acquire them upon the earlier of:

    (1) the date upon which the default is cured or waived, or

    (2) in the case of a default referred to in Section 11.3 (ii) hereof, the earlier of the date on which such nonpayment default is cured or waived or 179 days pass after notice is received if the maturity of such Senior Debt has not been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

    Acceleration of Convertible Subordinated Notes

    . In the event of the acceleration of the Convertible Subordinated Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Convertible Subordinated Notes in respect of obligations with respect to Convertible Subordinated Notes and may not acquire or purchase from the Trustee or any holder of any Convertible Subordinated Notes (other than, in each case, securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt) until all Senior Debt has been paid in full in cash or U.S. Government Obligations or other payment satisfactory to the holders of the Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Convertible Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

    When Distribution Must Be Paid Over

    . In the event that the Trustee or any holder of Convertible Subordinated Notes receives any payment or any distributions of assets of the Company of any kind with respect to the Convertible Subordinated Notes, whether in cash, property or securities, including without limitation by way of set off or otherwise, at a time when payment or distribution is prohibited by this Indenture, such payment shall be held by the Trustee or such holder, in trust for the benefit of, and shall be paid forthwith over and delivered, to the extent necessary to make payment in full of any Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt; provided that the foregoing shall apply to the Trustee only if the Trustee has actual knowledge (as determined in accordance with Section 11.11) that such payment or distribution is prohibited by this Indenture.

    With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Convertible Subordinated Notes or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

    Notice by Company

    . The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Convertible Subordinated Notes or to the purchase of any Convertible Subordinated Notes by the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Convertible Subordinated Notes to the Senior Debt as provided in this Article.

    Subrogation

    . After all Senior Debt is paid in full and until the Convertible Subordinated Notes are paid in full, holders of Convertible Subordinated Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Convertible Subordinated Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Convertible Subordinated Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to holders of Convertible Subordinated Notes is not, as between the Company and holders of Convertible Subordinated Notes, a payment by the Company on the Convertible Subordinated Notes.

    Relative Rights

    . This Article defines the relative rights of holders of Convertible Subordinated Notes and holders of Senior Debt. Nothing in this Indenture shall:

    (1) impair, as between the Company and holders of Convertible Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Convertible Subordinated Notes in accordance with their terms;

    (2) affect the relative rights of holders of Convertible Subordinated Notes and creditors (other than with respect to Senior Debt) of the Company other than their rights in relation to holders of Senior Debt; or

    (3) prevent the Trustee or any holder of Convertible Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Convertible Subordinated Notes.

    If the Company fails because of this Article to pay principal of or interest on a Convertible Subordinated Note on the due date, the failure is still a Default or Event of Default.

    Subordination May Not Be Impaired By Company

    . No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Convertible Subordinated Notes shall be impaired by any act or failure to act by the Company or any holder of Convertible Subordinated Notes or by the failure of the Company or any such holder to comply with this Indenture.

    Distribution or Notice to Representative

    . Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

    Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the holders of Convertible Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Convertible Subordinated Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

    Rights of Trustee and Paying Agent

    . Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 11.4), and the Trustee may continue to make payments on the Convertible Subordinated Notes, unless the Trustee shall have received at least two business days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Convertible Subordinated Notes to violate this Article. Only the Company or a Representative may give the notice.

    Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

    The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

    Authorization to Effect Subordination

    . Each holder of a Convertible Subordinated Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the holder's attorney in fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Convertible Subordinated Notes.

    Article Applicable to Paying Agents

    . In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

    Senior Debt Entitled to Rely

  . The holders of Senior Debt shall have the right to rely upon this Article 11, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

  CONVERSION OF CONVERTIBLE SUBORDINATED NOTES

    Right to Convert; Mandatory Conversion.

    Subject to and upon compliance with the provisions of this Indenture, each Holder of Convertible Subordinated Notes shall have the right, at his or her option, at any time prior to the close of business on the last Trading Day prior to the Maturity Date (except that, with respect to any Convertible Subordinated Note or portion of a Convertible Subordinated Note which is called for redemption, such right shall terminate, except as provided in the fourth paragraph of Section 12.2, at the close of business on the last Trading Day prior to the date fixed for redemption of such Convertible Subordinated Note or portion of a Convertible Subordinated Note unless the Company defaults in the payment due upon redemption thereof) to convert the principal amount of any Convertible Subordinated Note held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Subordinated Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Convertible Subordinated Note so to be converted in whole or in part in the manner provided in Section 12.2. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted his or her Convertible Subordinated Notes to Common Stock, and only to the extent such Convertible Subordinated Notes are deemed to have been converted to Common Stock under this Article XII.

    All of the Notes then outstanding and not called for redemption shall be automatically converted in the manner set forth in this Indenture at the then applicable Conversion Price, effective as of 5:00 p.m., Eastern Time on the first day on which the closing price of the Common Stock for a period, occurring after the Issue Date, of twenty consecutive Trading Days has equaled or exceeded 233% of the Conversion Price in effect on such Trading Day; provided, however, that if, at any time during the applicable period of 20 Trading Days, the Notes cannot, by their terms be converted exclusively into publicly traded Common Stock then (i) if all of the securities and/or other property into which the Notes are then convertible have a readily ascertainable market value on each such Trading Day, then the provisions of the foregoing sentence shall apply substituting the aggregate value of such securities or property for the closing price of the Common Stock; and (ii) in any other such event, the Notes shall not be automatically converted. From and after the date and time of any such automatic conversion, certificates that formerly represented Notes shall represent the securities and/or the right to receive other property into which they have been converted.

    Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends

    . To exercise, in whole or in part, the conversion privilege with respect to any Convertible Subordinated Note, the Holder of such Convertible Subordinated Note shall surrender such Convertible Subordinated Note, together with the Notice of Conversion attached thereto, properly and completely filled out and executed, at an office or agency maintained by the Company pursuant to Section 4.4, accompanied by the funds, if any, required by the penultimate paragraph of this Section 12.2, and shall give written notice of conversion in the form provided on the Convertible Subordinated Notes (or such other notice which is acceptable to the Company) to the office or agency that the Holder elects to convert such Convertible Subordinated Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.6. Each such Convertible Subordinated Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Convertible Subordinated Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his or her duly authorized attorney.

    As promptly as practicable after satisfaction of the requirements for conversion set forth above and, in the case of any automatic conversion, upon receipt by the Company of certificates formerly representing Notes, the Company shall issue and shall deliver to each Holder whose Notes have been so converted at the office or agency maintained by the Company for such purpose pursuant to Section 4.4, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Subordinated Note or portion thereof in accordance with the provisions of this Article XII and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 12.3 (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above). In case any Convertible Subordinated Note of a denomination authorized by Section 2.2, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Convertible Subordinated Note so surrendered, without charge to him or her, a new Convertible Subordinated Note or Convertible Subordinated Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Subordinated Note.

    Each voluntary conversion shall be deemed to have been effected as to any such Convertible Subordinated Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.2 have been satisfied as to such Convertible Subordinated Note (or portion thereof), and any automatic conversion shall be deemed to have been effected as provided in Section 12.1. In either such case, the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company's stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Subordinated Note is surrendered.

    Any Convertible Subordinated Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment through the close of business on the Trading Day next preceding such interest payment date shall (unless such Convertible Subordinated Note or portion thereof being converted has been called for redemption on a date after such record date and on or before the succeeding interest payment date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there exists at the time of conversion a default in the payment of interest on the Convertible Subordinated Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the Holder of such Convertible Subordinated Note at the close of business on such record date; provided, however, that if the Company defaults in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 12.2, no adjustment shall be made for interest accrued on any Convertible Subordinated Note converted or for dividends on any shares issued upon the conversion of such Convertible Subordinated Note as provided in this Article XII.

    Cash Payments in Lieu of Fractional Shares

    . No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Convertible Subordinated Notes. If more than one Convertible Subordinated Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Subordinated Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Convertible Subordinated Note or Convertible Subordinated Notes, the Company shall make an adjustment therefor in cash based upon the Current Market Price of the Common Stock on the last Trading Day of prior to the date on which the Convertible Subordinated Notes are surrendered for conversion.

    Conversion Price

    . The conversion price shall be as specified in the form of Convertible Subordinated Note attached as Exhibit A hereto, and shall be subject to adjustment as provided in this Article XII.

    Adjustment of Conversion Price

    . The Conversion Price shall be adjusted from time to time by the Company as follows:

    (a) If at any time there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Convertible Subordinated Notes shall thereafter be convertible into, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer to which a holder of the securities into which such Convertible Subordinated Notes were convertible immediately prior to such event would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer. The foregoing provisions of this Section 12.5(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of Convertible Subordinated Notes. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of the Convertible Subordinated Notes with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of the Convertible Subordinated Notes shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of the Convertible Subordinated Notes.

    (b) If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under the Convertible Subordinated Notes exist into the same or a different number of securities of any other class or classes, the Convertible Subordinated Notes shall thereafter represent the right to convert into the kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under the Convertible Subordinated Notes immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

    (c) If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding Common Stock (or such other securities as the Convertible Subordinated Notes are then convertible into), into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding Common Stock (or such other securities as the Convertible Subordinated Notes are then convertible into) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

    (d) If the holders of the securities as to which conversion rights under the Convertible Subordinated Notes exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the Convertible Subordinated Notes shall represent the right to receive, upon conversion, in addition to the securities and/or other property otherwise receivable upon conversion of Convertible Subordinated Notes, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company to which the Holders would have been entitled had they been the holders of record of the securities receivable upon conversion of Convertible Subordinated Notes on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

    (e) Subject to 12.5(g), if the Company at any time after the date hereof shall issue and sell any additional shares of Common Stock (otherwise than as provided in Sections 12.5(a) through (d)) at a price per share less than the Average Price (as hereinafter defined) per share of Common Stock for the 20 Trading Days immediately preceding the date of the authorization of such issuance (the "Market Price"), then the Conversion Price upon each such issuance shall be lowered to a new Conversion Price determined by multiplying the old Conversion Price by a fraction:

    (i) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received by the Company upon the issuance of such additional shares of Common Stock, and

    (ii) the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

    No adjustments of the Conversion Price shall be made under this Section 12.5(e) if such adjustment would have lowered the Conversion Price upon the issuance of any additional shares of Common Stock that (a) are issued pursuant to any grant or award made prior to the date hereof under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of the Company's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by the Board of Directors of the Company or its compensation committee and that otherwise would cause an adjustment under this Section 12.5(e); (b) are issued pursuant to any grant or award made on or after the date hereof under any Employee Benefit Plan if the purchase, option, conversion or exercise price, as applicable, of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value," as defined under the applicable Employee Benefit Plan, on the date of Board or compensation committee authorization; (c) are issued pursuant to any Common Stock Equivalent (as hereinafter defined) (x) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Section 12.5(f), (y) if no adjustment was required pursuant to Section 12.5(f), or (z) if such Common Stock Equivalent was issued prior to the date hereof; (d) are issued pursuant to a public offering by the Company; or (e) are issued in a transaction that results in an adjustment pursuant to Section 12.5(g).

    As used in this Section 12.5(e), "Price" on any Trading Day means the average of the high and low prices of the Common Stock as reported in The Wall Street Journal's listing for that Trading Day or if the such prices are not so reported, the average of the reported high and low prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which the Common Stock is listed or traded, or if the Common Stock is not listed on any national securities exchange, then the average of the high and low reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations Systems, or, if such prices shall not be reported thereon, then the average of the closing bid and asked prices so reported, or if such prices shall not be so reported, then the average of the high closing bid and low closing asked prices reported by the National Quotations Bureau Incorporated, or if such prices shall not be so reported, then the Fair Market Value price as determined in good faith by the Board of Directors of the Company. The "Average Price" per share for any period shall be determined by dividing the sum of the Prices determined for the individual Trading Days in such period by the number of Trading Days in such period provided that, if the Price is determined by the Board of Directors, the Average Price shall be the price so determined.

    (f) Subject to Section 12.5(g), if the Company shall, after the date hereof, issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), then the Conversion Price upon each such issuance shall be adjusted as provided in Section 12.5(e) on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the date of issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

    Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 12.5(f) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Conversion Price shall be made under this Section 12.5(f) upon the issuance of any Convertible Security which is issued pursuant to the conversion or exercise of any other Convertible Security or the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Conversion Price then in effect upon the issuance of such warrants or other rights pursuant to this Section 12.5(f). No adjustment shall be made under this Section 12.5(f) if an adjustment is to be made under Section 12.5(g). No adjustment shall be made as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents.

    (g) Notwithstanding anything to the contrary in Section 12.5(e) or Section 12.5(f), this Section 12.5(g) shall govern adjustments to the Conversion Price for the transaction described in this Section 12.5(g).

    (i) If at any time after the date hereof and prior the second anniversary of the date hereof the Company shall issue any additional shares of Common Stock (otherwise than as provided in Sections 12.5(a) through (d); pursuant to any Employee Benefit Plan; or pursuant to any Common Stock Equivalent outstanding as of the date hereof) or upon the issuance of any such Common Stock, any adjustments shall previously have been made pursuant to Section 12.5(f) or Section 12.5(g)(ii); and the New Stock Issue Price (defined below) of such additional shares is less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be adjusted to the New Stock Issue Price of such additional shares. The "New Stock Issue Price" shall be determined by dividing the total amount of consideration received by the Company for such issue or sale by the number of shares of Common Stock issued or sold.

    (ii) If at any time after the date hereof and prior to the second anniversary of the date hereof, the Company issues any Common Stock Equivalent (which by definition excludes Employee Benefit Plan securities) (otherwise than as provided in Sections 12.5(a) through (d); or pursuant to any Common Stock Equivalent outstanding as of the date hereof) and the New CSE Conversion Price (defined below) of such Common Stock Equivalents is less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be adjusted to the New CSE Conversion Price of such Common Stock Equivalents. The "New CSE Conversion Price" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

    (h) The Conversion Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

    No adjustment need be made for a change in the par value or no par value of the Common Stock.

    (i) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

    Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder at his or her last address appearing on the register of Holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

    (j) In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Convertible Subordinated Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

    (k) For purposes of this Section 12.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

    Taxes on Shares Issued

    . The issue of stock certificates on conversions of Convertible Subordinated Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Convertible Subordinated Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    Reservation of Shares

    . The Company shall provide, free from preemptive rights, out of its authorized by unissued shares or sharers held in treasury, sufficient shares to provide for the conversion of the Convertible Subordinated Notes from time to time as such Convertible Subordinated Notes are presented for conversion.

    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Convertible Subordinated Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

    Responsibility of Trustee

    . The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Subordinated Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.1, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Subordinated Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.5 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Convertible Subordinated Notes after any event referred to in such Section 12.5 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

    Notice to Holders Prior to Certain Actions

. If (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings or other than a dividend that results in an adjustment in the Conversion Price pursuant to Section 12.5 as to which the Company has made an election in accordance with Section 12.5(l)); or

(b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants; or

(c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) there is any voluntary or involuntary dissolution, liquidation or winding up of the Company ;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his or her address appearing on the register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written, signifying their agreements contained in this Indenture.

CROWN RESOURCES CORPORATION

By:

Name: James R. Maronick

Title: CFO and Vice-president

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:

Name: Timothy P. Mowdy

Title: Assistant Vice President

EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

CROWN RESOURCES CORPORATION

10% CONVERTIBLE SUBORDINATED PROMISSORY NOTE, SERIES B

$__________ ___________, 200_

Crown Resources Corporation, a Washington corporation, (the "Company"), the principal office of which is located at 4251 Kimpling Street, Suite 390, Wheat Ridge, Colorado 80033, for value received, hereby promises to pay to ______________________, or his, her, or its registered assigns, the principal amount of _________________________ Dollars ($_________), plus interest on the principal balance from time to time outstanding at a rate per annum equal to ten percent (10%), which principal amount and accrued and unpaid interest thereon shall be due and payable on October 19, 2006 (the "Expiration Date"); or when declared due and payable by the Holder (as defined below) upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made, in the manner provided in the Indenture.

The Company has issued the Convertible Subordinated Notes under an Indenture dated as of February 12, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Convertible Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the "TIA"). The Convertible Subordinated Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the TIA for a statement of such terms. Capitalized terms not defined below have the same meaning as is given to them in the Indenture. The following is a statement of the rights of the Holder and the conditions to which this Convertible Subordinated Note is subject, and to which the Holder, by the acceptance of this Convertible Subordinated Note, agrees:

1. Interest. The Company will pay interest quarterly on each Interest Payment Date on which interest is due. Interest on the Convertible Subordinated Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February__, 2003 with respect to Convertible Subordinated Notes issued on that date and, with respect to all other Convertible Subordinated Notes, on the date on which the right of the holder to such issuance accrued. Interest will be computed on the basis of actual number of days elapsed over a year of 365 days. At the sole option and discretion of the Company, the Company may pay interest in cash, in Common Stock or in any combination thereof. For the purpose of computing the number of shares of Common Stock issuable as interest, the Common Stock shall be valued based on the Conversion Price on the Regular Record Date for the payment of such Interest. The Company will pay interest on the Convertible Subordinated Notes (except defaulted interest) to the person in whose name each Convertible Subordinated Note is registered at the close of business on the January 1, April 1, July 1, or October 1 immediately preceding the relevant interest payment date (each a "Regular Record Date") (other than with respect to a Convertible Subordinated Note or portion thereof called for redemption on a redemption date during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date (in which case accrued interest shall be payable (unless such Convertible Subordinated Note is converted) to the holder of the Convertible Subordinated Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture).

2. Redemption. The Convertible Secured Notes are subject to redemption, in whole or in part, by the Company at any time and in the manner provided in the Indenture by paying the principal of and accrued interest on this Convertible Secured Note.

3. Events of Default. If any of the Events of Default specified in Section 6.1 of the Indenture shall occur, the Holder of this Convertible Subordinated Note shall have the rights specified in Article VI of the Indenture.

4. Subordination. This obligation of the Company for the payment of the principal of and interest on the Convertible Subordinated Notes is subordinated to the obligations of the Company under all Senior Debt (as defined in the Indenture), to the extent and in the manner provided in the Indenture.

5. Conversion. The Convertible Subordinated Notes may be converted at the option of the Holder, and in certain circumstances is mandatorily convertible, into Common Stock in the manner provided in Article XII of the Indenture. The initial Conversion Price with respect to any such conversion is $0.75 per share.

6. Adjustments. The Conversion Price and the securities issuable upon conversion of the Convertible Subordinated Notes are subject to adjustment from time to time as provided in Section 12.5 of the Indenture.

7. Representations; Covenants. The Convertible Subordinated Notes benefit from the representations and covenants of the Company as set forth in the Indenture.

8. Assignment. Subject to the restrictions on transfer described in Section 9 and 12 below, the rights and obligations of the Company and the Holders of the Convertible Subordinated Notes shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9. Denominations, Transfer, Exchange. The Convertible Subordinated Notes are issuable in the form provided by and may be exchanged as provided in the Indenture. As a condition of transfer, the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

10. Persons Deemed Owners. The registered Holder of a Convertible Subordinated Note may be treated as its owner for all purposes.

11. Amendments and Waivers. The terms of the Indenture and this Convertible Subordinated Note may be amended or waived only as provided in the Indenture.

12. Transfer of the Convertible Subordinated Notes or Conversion Securities. With respect to any offer, sale or other disposition of Convertible Subordinated Notes or securities obtained on conversion thereof, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may offer, sell or otherwise dispose of such Convertible Subordinated Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify such Holder promptly after such determination has been made. Each Convertible Subordinated Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given pursuant to Section 10.1 of the Indenture.

14. No Shareholder Rights. Nothing contained in the Convertible Subordinated Notes shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of the Convertible Subordinated Notes or the interests represented thereby or the securities obtainable upon conversion thereof until, and only to the extent that, the Convertible Subordinated Notes shall have been converted. In the event of any action to enforce payment of the Convertible Subordinated Notes, the Holders shall be entitled to the reasonable costs of collection, including attorneys' fees and expenses, in addition to all other relief to which the Holders may be entitled.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

THE COMPANY:

CROWN RESOURCES CORPORATION CROWN RESOURCES CORPORATION

____________________________________ ____________________________________

By: By:

Its: Its:

TRUSTEE'S Certificate of Authentication

This is one of the Convertible Subordinated Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

as Trustee

By:_______________________________

Authorized Signatory

FORM OF CONVERSION NOTICE

To: CROWN RESOURCES CORPORATION

The undersigned registered owner of the Convertible Subordinated Note hereby irrevocably exercises the option to convert this Convertible Subordinated Note, or portion hereof (which is an authorized denomination under the Indenture) below designated, into shares of Common Stock of Crown Resources Corporation in accordance with the terms of the Indenture referred to in this Convertible Subordinated Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Subordinated Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Convertible Subordinated Note not converted are to be issued in the name of person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Convertible Subordinated Note.

Dated:

Signature (s)
Fill in for registration of shares if to be delivered, and Convertible Subordinated Notes if to be issued, registered Holder (Please Print):	Principal amount to be converted other than to and in the name of the (if less than all): U.S.$_________

(Name)

(Street address)

(City, State and zip code)

Social Security or other Taxpayer Identification Number:

Signature Guarantee:

ASSIGNMENT FORM

If you the Holder want to assign this Convertible Subordinated Note, fill in the form below and have your Signature guaranteed:

I or we assign and transfer this Convertible Subordinated Note to

(Insert assignees social security or tax ID number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Convertible Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: Your Signature:

(Sign exactly as your name appears
on the other side of this
Convertible Subordinated Note)

Signature Guarantee: